As filed with the Securities and Exchange Commission on
       November 3, 1997                   Registration No. 333- ________


                         SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933


                                CompuTrac, Inc.
             (Exact name of Registrant as specified in its charter)


                  Texas                           75-1540265
       (State or other                    (I.R.S. Employer
       jurisdiction                       Identification No.)
       of incorporation or
       organization)

           222 Municipal Drive                       75080
            Richardson, Texas                     (Zip Code)
       (Address of Principal
       Executive Offices)





                     COMPUTRAC, INC. 1990 STOCK OPTION PLAN
                            (Full title of the Plan)



            Harry W. Margolis                        Copy to:
          Chairman of the Board                    Kenn W. Webb
       and Chief Executive                      Thompson & Knight,
       Officer                                 A Professional
             CompuTrac, Inc.                Corporation
           222 Municipal Drive              1700 Pacific Avenue,
         Richardson, Texas 75080            Suite 3300
       (Name and address of                    Dallas, Texas  75201
       agent for service)                         (214) 969-1700


             (972) 234-4241
       (Telephone number,
       including
       area code, of agent for
       service)
                        CALCULATION OF REGISTRATION FEE


                                  Proposed      Proposed
          Title of   Amount to     Maximum       Maximum     Amount of
         Securities      be       Offering      Aggregate   Registration
           to be     registered    Price Per     Offering        Fee
         Registered      (1)      Share(2)      Price(2)

        Common       300,000    $1.00           $300,000      $90.91
        Stock, par   shares
        value $0.01
        per share

       [FN]

       (1) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

       (2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock on October 29, 1997 ($1.00) as reported by the American Stock Exchange, Inc.

       Documents Incorporated by Reference

            The contents of the Registration Statement (the "Prior Registration Statement") of CompuTrac, Inc. (the "Registrant") on Form S-8,
       Registration No. 33-40732, filed with the Securities and Exchange Commission on May 21, 1991, including the documents incorporated by reference therein,are incorporated by reference into this Registration Statement.

            The Registrant's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1997 and Quarterly Reports on Form 10-QSB for the quarters ended April 30, 1997 and July 31, 1997 are incorporated by reference into this Registration Statement.

            All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a),13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

       Amendment to Plan

            As of May 5, 1997, the Board of Directors of the Registrant adopted an amendment to the Registrant's 1990 Stock Option Plan (the "Plan") that increased from 500,000 to 800,000 the aggregate number of shares of the Registrant's Common Stock, par value $0.01 per share, reserved for
       issuance  under  the  Plan.    This  amendment  was  approved  by  the
       stockholders of the Registrant on July 15, 1997.

       Exhibits

            In addition to the exhibits filed or incorporated by reference in the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement:

                 5.1  Opinion of Thompson  & Knight, A Professional
                      Corporation.

                 23.1 Consent of Price  Waterhouse LLP, independent
                      accountants, to incorporation of report by reference.

                 23.2 Consent of Thompson  & Knight, A Professional
                      Corporation (included in the opinion filed herewith as Exhibit 5.1).

                 99.1 Amendment No. 1 to the CompuTrac, Inc. 1990 Stock Option
                      Plan.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson and State of Texas on the 31st day of October, 1997.

                                          COMPUTRAC, INC.


                                          By: /s/ HARRY W. MARGOLIS
                                             Harry W. Margolis,
                                            Chairman of the Board of
                                               Directors and
                                            Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Harry W. Margolis and Cheri L. White, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

            Signature                Capacity              Date


       /s/ HARRY W. MARGOLIS   Chairman of the         October 31, 1997
       Harry W. Margolis       Board of Directors
                               and Chief Executive
                               Officer

       /s/ CHERI L. WHITE      Vice President-         October 31, 1997
       Cheri L. White          Finance and Chief
                               Financial Officer
                               (Principal
                               Financial and
                               Accounting Officer)

       /s/ DANA E. MARGOLIS    Secretary,              October 31, 1997
       Dana E. Margolis        Treasurer and
                               Director

       /s/ KENNETH R.          Director                October 31, 1997
       NICHOLAS
       Kenneth R. Nicholas


       /s/ GERALD D. HARRIS    Director                October 31, 1997
       Gerald D. Harris

                               INDEX TO EXHIBITS


        Exhibit Number                                       Exhibit

             5.1         Opinion of Thompson & Knight, A Professional
                         Corporation.

             23.1 Consent of Price Waterhouse LLP, independent accountants, to incorporation of report by reference.

             23.2 Consent of Thompson & Knight, A Professional Corporation (included in the opinion filed herewith as Exhibit 5.1).

             99.1        Amendment No. 1 to the CompuTrac, Inc. 1990 Stock
                         Option Plan.

                                  Exhibit 5.1



       (214) 969-1378
                                November 3, 1997



       CompuTrac, Inc.
       222 Municipal Drive
       Richardson, Texas 75080

            Re:  1990 Stock Option Plan - Registration Statement on Form S-8

       Dear Sirs and Madams:

            We are counsel for CompuTrac, Inc., a Texas corporation (the "Company"), and have acted as such in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 300,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), for issuance under the CompuTrac, Inc. 1990 Stock Option Plan, as amended (the "Plan").

            We  have  participated  in  the   preparation  of  the  Company's
       Registration Statement on Form S-8 (the "Registration Statement"), filed
       with  the   Securities  and  Exchange  Commission,   relating  to  the
       registration of the Shares under the Securities Act.

            In connection with the foregoing, we have examined the originals or copies,certified or otherwise authenticated to our satisfaction, of the Plan, the Registration Statement and such corporate records of the Company, certificates of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the
       opinion hereinafter  expressed.   We are  familiar with  the corporate
       proceedings of the Company relating to the authorization of the proposed issuance of the Shares pursuant to the Plan.

            Based upon the foregoing and in reliance thereon, we advise you that in our opinion the Shares, when issued and delivered in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. The foregoing, however, shall not constitute "consent" to the use of our name as experts as provided for in Sections 7 and 11 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                          Respectfully submitted,

                                          THOMPSON & KNIGHT,
                                          A Professional Corporation


                                          By: /s/ KENN W. WEBB
                                               Kenn W. Webb, Attorney

                                CompuTrac, Inc.

               Exhibit 23.1 - Consent of Independent Accountants


            We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 1997 which appears on page 24 in CompuTrac, Inc.'s Annual Report on Form 10-KSB for the year ended January 31, 1997.



       /s/ PRICE WATERHOUSE LLP


       PRICE WATERHOUSE LLP
       Dallas, Texas
       November 3, 1997

                                  Exhibit 99.1

                                AMENDMENT NO. 1
                                     TO THE
                     COMPUTRAC, INC. 1990 STOCK OPTION PLAN


            Pursuant to the provisions of Section  16 thereof, the CompuTrac,

       Inc. 1990  Stock Option  Plan (the  "Plan") is  hereby amended  in the following respect only:

            The first sentence of Section 3 of the Plan  is hereby amended by restatement in its entirety to read as follows:

            The Company may grant to Optionees from time to time Options to purchase an aggregate of up to Eight Hundred Thousand (800,000) Shares from the authorized and unissued Shares of the Company or Shares reacquired by the Company and held in treasury at the time of exercise.

            IN WITNESS WHEREOF, this Amendment has been executed as of this 5th day of  May, 1997, to  be effective as  of this date,  contingent upon approval of the Plan, as amended, by the affirmative vote of the holders of a majority of the shares of Common Stock of CompuTrac, Inc. present or represented  and entitled  to vote  at the  next annual  meeting of stockholders of CompuTrac, Inc.


                                          COMPUTRAC, INC.



                                          By:/s/ HARRY W. MARGOLIS
                                            Name: Harry W. Margolis
                                            Title:   Chairman of the
                                            Board of Directors and Chief
                                              Executive Officer